Exhibit 10.1

Dated 23 November 2018

GE HEALTHCARE LIMITED

and

Q BIOMED, INC

ASSET SALE AGREEMENT

THIS ASSET SALE AGREEMENT (the "Agreement") is dated 23 November 2018

Parties

(1)	GE HEALTHCARE LIMITED incorporated and registered in England and Wales with company number 01002610 whose registered office is at Amersham Place, Little Chalfont, Buckinghamshire, HP7 9NA (the “Seller”).

(2)	Q BIOMED, INC incorporated in the State of Nevada whose registered office is at 366 Madison Ave, 3rd Floor, 10022, New York, NY (the “Buyer”).

Seller and Buyer are referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

A.	The Seller is engaged in the manufacture and sale of Metastron®, a Strontium-89 Chloride for injection, and owns all rigths related to this product. The Buyer is interested in acquiring all such product-related rights from the Seller.

B.	The Seller has agreed to sell and the Buyer has agreed to purchase the Assets (as defined below) under the terms and conditions set out in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth in this Agreement, and in the Other Agreements, and for other good and valuable consideration, and intending to be legally bound hereby, the Parties agree as follows:

Agreed Terms

1.	Definitions And Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

1.2	Capitalised terms used in this Agreement shall have the following meaning:

Affiliates: means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified Person. For purposes of this definition, “control” (as well as the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means: (i) the ownership of at least fifty percent (50%) of the voting securities of that Person; or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through the ownership of voting securities or by contract or otherwise;

Agreement: means this Asset Purchase Agreement and its Schedules;

Assets: the Product Rights, Trademarks and Transfer Package.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Assignment of Trademarks: means the Assignment of Trademarks agreement executed by Seller and the Buyer with respect to the Trademarks, in substantially the form of Schedule 5.

Bill of Sale: means the Bill of Sale and Assignment Agreement executed by Seller and the Buyer in substantially the form of Schedule 4.

Business Day: a day (other than a Saturday, Sunday or public holiday) when banks in London are open for business.

Claim: a claim by the Buyer against the Seller under this Agreement.

Completion: the completion of the sale and purchase of the Assets pursuant to and in accordance with clause 3 of this agreement.

Completion Date: the last date of signature of this Agreement.

Demand: any action, award, claim or other legal recourse, complaint, cost, debt, demand, expense, fine, liability, loss, outgoing, penalty and proceeding.

Disclosed: fairly disclosed or deemed to have been disclosed (with sufficient explanation and detail to enable a reasonable buyer to identify the nature, scope and implications of the matters disclosed) in or under the Disclosure Letter.

Encumbrance: any mortgage, charge (fixed or floating), pledge, lien, hypothecation, guarantee, trust, right of set-off or other third party right or interest (legal or equitable) including any assignment by way of security, reservation of title or other security interest of any kind, however created or arising, or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect.

Marketing Authorisation: means an approval by a Regulatory Authority enabling the marketing, promotion, pricing and sale of the Product in a country by the holder.

Milestone Payment: shall have the meaning set forth in clause 2.3 b).

Net Sales: mean the price invoiced by Buyer, its Affiliates or sub-licensees for the Product sold, leased or otherwise disposed of by Buyer, its Affiliates or sub-licensees to third parties. Such price shall not include normal discounts actually granted by Buyer, credit for claims, actual allowances for returned goods or bad debts, insurance fees and packing transportation charges as invoiced separately to customers and duties and taxes actually incurred and paid by the Buyer in connection with delivery of the Product.

Where the Product is sold to a third party (such as a reseller or distributor) for resale to a physician practice, clinic, hospital, or other healthcare provider, Net Sales will be the amount invoiced by Buyer, for such sales to such reseller or distributor.

Other Agreements: means, collectively, the Assignment of Trademarks and the Bill of Sale.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Purchase Price: shall have the meaning set forth in clause 2.3 a).

Product: means 10ml vial of Strontium-89 Chloride for injection licensed for sale in the Territory for those indications stated in the Product Rights, as more particularly described in Schedule 1.

Product Rights: means the Seller's right, title and interest in and to the Marketing Authorisations for the Product in the Territory as set out in Schedule 2.

PSUR: means periodic safety update report.

Regulatory Authority: means any national, regional, state or local regulatory agency, department, bureau, commission council or other governmental entity in the Territory involved in the granting of Marketing Authorisation for the Product.

Royalties: shall have the meaning set forth in clause 2.3 c).

Royalty Term: 15 (fifteen) years from first commercial sale of the Product by Buyer.

Tax or Taxation: all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction; and any penalty, fine, surcharge, interest, charges or costs relating thereto.

Territory: The territories where a Marketing Authorisation is held for the Product, as set out in Schedule 1.

Trademarks: The Metastron trademarks for the Product as set out in Schedule 2.

Transfer Package: means the documentation associated with the Product Rights as more particularly set out in Schedule 3.

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement or additional tax.

Warranties: the warranties set out in clause 5.

1.3	In this Agreement (unless the context requires otherwise):

a)	the words "including", "include", "for example", "in particular" and words of similar effect shall not limit the general effect of the words which precede them;

b)	reference to any agreement, contract, document or deed shall include that document as varied, supplemented or novated from time to time;

c)	words importing the singular shall include the plural and vice versa;

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

d)	construction of this Agreement shall ignore the headings, contents list and frontsheet (all of which are for reference only);

e)	references to a clause or Schedule are references to the clause or Schedule of, or to, this Agreement; and

f)	reference to any legislative provision shall be deemed to include any statutory instrument, by-law, regulation, rule, subordinate or delegated legislation or order and any rules and regulations which are made under it, and any subsequent re-enactment or amendment of the same.

1.4	References to times of the day are, unless the context requires otherwise, to London time and references to a day are to a period of 24 hours running from midnight on the previous day.

2.	Agreement To Sell And Purchase

2.1	On the terms and subject to the conditions contained in this Agreement and in consideration of the terms set forth herein, Seller shall sell, convey, transfer, assign and deliver, and shall cause its respective Affiliates to sell, convey, transfer, assign and deliver, to the Buyer, and Buyer shall purchase, take delivery of and acquire from Seller, all of Seller’s right, title and interest in and to the Assets.

2.2	The Trademarks shall be assigned from Buyer to Seller by way of the Assignment of Trademarks (Schedule 5), and the Product Rights and the Transfer Package shall be transferred from Seller and its respective Affiliates to Buyer by way of the Bill of Sale (Schedule 4). The assignment and transfer of the Assets shall be effective on the Completion Date, subject to the condition precedent of a full and satisfactory completion of all actions on Completion Date pursuant to clause 3.3, including full payment of the Purchase Price.

2.3       Consideration

In consideration for the assignment, sale, conveyance, delivery and transfer of the Assets (excluding any payment for Inventory), Buyer shall pay the Seller the following amounts:

a)	a non-refundable, non-contingent, non-creditable payment of **** U.S. Dollars ($****) upon the execution of this Agreement by both Parties (the “Purchase Price”). Such payment shall be made in U.S. Dollars, via wire transfer of immediately available funds on the Completion Date. Such payment shall be without deduction of exchange, collection, transfer or other charges and shall be made free and clear of any taxes, duties, levies, or fees. Payment by wire transfer will be made to the following account:

Name	GE Healthcare Ltd
Bank	####
Account	####
Sort Code	####
Swift Code	####
IBAN	####

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

b)	a payment of **** U.S Dollars ($****) within thirty (30) days of the date upon which the Buyer first realises a total aggregate annual Net Sales of ****U.S Dollars ($****) (the “Milestone Payment”);

c)	an amount equal to **** percent (****%) of Net Sales of the Product (“Royalties”).

3.	Completion

3.1	Completion shall take place on the Completion Date, but in any event no later than November 30, 2018.

3.2	The Parties will exchange (or cause to be exchanged) at the Completion Date the agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in clause 3.3.

3.3	Actions at Completion Date:

3.3.1	Seller shall deliver or cause to be delivered to the Buyer:

a)	executed counterparts of this Agreement and each of the Other Agreements to which Seller or an Affiliate of Seller is a party;

b)	the Transfer Package as set forth in Schedule 3;

c)	such other documents and instruments as may be reasonably necessary to effect or evidence the Agreement.

3.3.2	Buyer shall deliver or cause to be delivered to Seller:

a)	executed counterparts of this Agreement and each of the Other Agreements to which Buyer or an Affiliate of Buyer is a party;

b)	the Purchase Price;

c)	such other documents and instruments as may be reasonably necessary to effect or evidence the Agreement; and

d)	a document stating in which territories the Buyer intends to submit applications for the transfer of the Marketing Authorisations.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

3.4	Actions following Completion:

3.4.1	Seller shall:

a)	provide a maximum of forty (40) hours reasonable technical and regulatory support to the Buyer to facilitate knowledge transfer and assistance with Market Authorization amendments, which shall take place at Seller’s premises in Amersham, UK or via teleconference, and shall be limited to six months following the Completion Date;

b)	for those territories in which pursuant to the applicable law a transfer of the Marketing Authorisations can be applied for or notified to the Regulatory Authorities by the Buyer, provide signed statements to Regulatory Authorities providing authorisation for the assignment of the Product Rights to Buyer within ten (10) Business Days following notification by Buyer in accordance with clause 3.3.2 d) above;

c)	in those territories in which pursuant to the applicable law a transfer of the Marketing Authorisations only needs to be notified to the Regulatory Authorities by the Seller, provide the necessary power of authority to Buyer to entitle the latter to notify the Regulatory Authorities accordingly;

d)	use reasonable efforts to provide, within ten (10) Business Days of a request from the Buyer, documents or information which relate to the Product which is necessary for the Buyer to meet its regulatory obligations provided always that such documents and information are in the Seller's possession and have not previously or otherwise been provided;

e)	within thirty (30) Business Days following the Completion Date, issue a statement to the customers of the Product informing them of the transfer of the Product Rights to the Buyer in the form attached hereto as Schedule 7; and

f)	as a further asset sold under this Agreement and in consideration of the amounts paid by Buyer under clause 2.3, within thirty (30) Business Days following the Completion Date, provide a list of customer details to Buyer, in markets where Seller sells directly to customers, in full compliance with the General Data Protection Regulation (EU) 2016/679 and other applicable data privacy laws and regulations.

3.4.2	Buyer shall:

a)	reimburse the Seller for the cost of any regulatory holding or renewal fees and all expenses duties, taxes and fees incurred by the Seller (other than internal costs) to maintain any Market Authorizations until such time as they are transferred from Seller to the Buyer. Pursuant to terms detailed in clause 7.4, the Seller shall issue an invoice to the Buyer documenting the relevant costs incurred;

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

b)	submit applications for and notifications of the transfer of Marketing Authorisations with the Regulatory Authorities within twelve (12) months following the Completion Date;

c)	shall ensure that the effective date of the transfer of Marketing Authorisations registered with the Regulatory Authorities shall take effect no earlier than 1 February 2019;

d)	inform Seller of the dates of the application for Marketing Authorisation transfer and approval within ten (10) Business Days following such application or transfer in each country; and

e)	have insurance in place sufficient to cover the Buyer’s indemnification obligations pursuant to this Agreement no later than 1 February 2019.

3.4.3	For the avoidance of doubt, Seller will withdraw the Marketing Authorisations for the Product with the relevant Regulatory Authority in the territories that the Buyer does not wish to have assigned or has not submitted an application or notification for Marketing Authorisation transfer within twelve (12) months following the Completion Date.

4.	Manufacture, Sale And Promotion After Completion

4.1	Following Completion and until 31 January 2019, Buyer grants Seller a license to the Assets to enable Seller to make, have made, use, import, sell and offer for sale the Product in the Territory without any responsibility or payment obligation towards the Buyer for Product sold following the Completion Date and until 31 January 2019.

4.2	Buyer acknowledges that neither Seller nor any of its Affiliates shall have an obligation to supply to Buyer any Product or any pharmaceutical ingredients, raw materials, packaging materials or other components for the manufacture of the Product. Buyer will be fully responsible for the manufacture of the Product or for developing and maintaining a new source of supply for the Product as well as taking all regulatory actions associated therewith. In the event that Buyer is unable to manufacture or obtain a new source of supply of the Product, Buyer shall not be entitled to any refund, in whole or in part, to the amounts due under clause 2.3 or any other costs and expenses or losses possibly incurred in relation or in furtherance thereof. Effective as of the Completion Date, and subject to clause 4.1, sales and commercial policy and decisions on the Product will be Buyer's sole responsibility, with no involvement or participation from Seller.

4.3	Except as expressly stated otherwise in this Agreement or as expressly approved by Seller in writing, starting on the Completion Date, Buyer shall be responsible for development and approval of all new advertising and promotional materials for the Product, all in compliance with all applicable laws, under its exclusive risks and liabilities. Buyer shall not use the name or logo of Seller and/or of its Affiliates or any variation thereof, or other word, name, letter or combination substantially similar thereto, or any other trade name or trademark or logo of Seller and/or of its Affiliates in connection with the Product. Buyer shall not do anything that may give the impression to the public that the Product are manufactured, sold and/or distributed by Seller or any of its Affiliates or in any other way connected to Seller or any of its Affiliates.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

5.	Warranties And Liability

5.1	Each Party represents and warrants to the other as of the Completion Date that:

5.1.1	it is a corporation duly organised, validly existing, and in good standing under the laws of its jurisdiction of formation; and

5.1.2	it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organisational documents to authorise the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

5.2	The Seller hereby warrants to the Buyer that as of the Completion Date:

5.2.1	the Seller's entry into and performance of its obligations pursuant to this Agreement will not breach any agreement or instrument to which it is a party or by which it is bound;

5.2.2	to the best of its knowledge, the Seller is the sole legal and beneficial owner of all right, title and interest in the Assets and such right, title and interest is not subject to any Encumbrance, lien or ownership interest of any third party;

5.2.3	to the best of its knowledge, it has not been informed in writing of any actual infringement or threatened infringement of the Assets;

5.2.4	to the best of its knowledge, all applicable registration and maintenance fees relating to the Product Rights and Trademarks have been paid and the Trademarks have been diligently prosecuted; and

5.2.5	it has diligently and completely executed the Transfer Package as defined in Schedule 3.

5.3	The Buyer hereby warrants to the Seller that as of the Completion Date:

5.3.1	the Buyer has the right, power and authority and all necessary consents and authorisations to enter into and perform its obligations pursuant to this Agreement and that the Buyer's obligations pursuant to this Agreement are enforceable against it in accordance with its terms;

5.3.2	the Buyer's entry into and performance of its obligations pursuant to this Agreement will not breach any agreement or instrument to which it is a party or by which it is bound;

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

5.3.3	it shall have commenced the process of purchasing the insurance coverage necessary to cover Buyer’s indemnification obligations under this Agreement; and

5.3.4	the Buyer is solvent and able to pay its debts under this Agreement as they fall due.

5.4	Except as expressly set out in this Agreement, and to the extent permitted by law, the Seller and the Buyer each exclude all conditions, warranties and representations, expressed or implied by statute, common law or otherwise, in relation to the Assets. In particular, the Parties expressly agree and acknowledge that Seller (except as expressly set out in this Agreement) will make reasonable commercial efforts but does not warrant or guarantee that (i) the Transfer Package or any other information and documents provided under this Agreement will provide Buyer with sufficient information to manufacture or to source the Product or that Buyer will be able to manufacture the Product in accordance with the Marketing Authorisations, (ii) the Assets are merchantable and/or fit for any particular purpose, and (iii) the Assets do not infringe the intellectual property rights of any third party.

5.5	Limitations on Claims.

5.5.1	The Seller is not liable for any Claim to the extent that the Claim relates to matters Disclosed.

5.5.2	The Seller is not liable for a Claim unless the Buyer has given the Seller written notice of the Claim, specifying (in reasonable detail) the nature of the Claim and the amount claimed within the period of three (3) months from the Completion Date.

5.5.3	Nothing in this Schedule applies to a Claim that arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Seller or employee (or former employee or officer), agent or adviser of the Seller.

5.6	Any notified Claim shall if not previously satisfied, settled or withdrawn, be deemed to have been irrevocably withdrawn on the date falling nine (9) months after the date on which written notice of the relevant Claim was given, unless on or before that date a Mediation Notice has been issued and served on the Seller in respect of the relevant claim in accordance with clause 13. Any notified Claim which is not satisfied, settled or withdrawn following completion of the mediation procedure in clause 13 shall in any event be have been irrevocably withdrawn on the date falling eight (8) months after the date of conclusion of the mediation procedure, unless on or before that date a legal proceedings have been issued and served on the Seller in respect of the relevant claim.

5.7	Neither Party shall be liable to the other Party (or their respective Affiliates) in contract, tort (including negligence or breach of statutory duty) or otherwise for any of the following liabilities, losses, damages, costs, legal costs, professional and other expenses of any nature whatsoever, whether direct or indirect, arising out of, or in connection with, the performance, non-performance or delay in performance of this Agreement and the obligations pursuant to it or otherwise in connection with this Agreement:

(a)	loss of actual or anticipated profits;

(b)	loss of business opportunity;

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

(c)	loss of anticipated savings;

(d)	loss of goodwill;

(e)	injury to reputation; or

(f)	any indirect, special or consequential loss, damage, costs or expenses howsoever caused even if the other Party was advised of the possibility of them in advance.

5.8	The entire aggregate liability of the Seller, and its Affiliates arising out of or in connection with the performance, non-performance or delay in performing this Agreement, or otherwise in connection with this Agreement, whether in contract, tort (including negligence or breach of statutory duty), misrepresentation or otherwise, and whether or not caused by the Seller's, and/or its Affiliates negligence, or that of its employees, agents or contractors, is limited to an aggregate sum equal to **** pounds (£****).

5.9	Nothing in this Agreement shall operate to exclude or restrict any Party's liability for:

(a)	death or personal injury resulting from such Party's negligence;

(b)	fraud or deceit; or

(c)	any matter for which it would be unlawful for any such Party to exclude or limit or attempt to exclude or limit its liability.

6.	Responsibilities And Liabilities Prior And After Transfer Of Marketing Authorisations

6.1	Seller retains all liabilities related to the Assets which arose prior to the date of the Marketing Authorisation transfer from Seller to Buyer on a country-by-country basis (the “Transfer Date”).

6.2	Subject to clause 3.4.2, from the Transfer Date, the Buyer will bear responsibility for all regulatory matters, including (i) taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by law in respect of the Product sold by Buyer, including submission of variations to Product Rights, as required to comply with regulatory requirements, (ii) taking all actions and conducting all communication with third parties with respect to the Product sold by Buyer, including responding to all complaints in respect thereof, including complaints related to tampering or contamination, (iii) investigating all complaints with respect to the Product sold by the Buyer, and (iv) paying, satisfying or discharging all costs, expenses, duties, taxes and fees. Buyer shall indemnify and/or reimburse the Seller for any failure by the Buyer to so pay, satisfy or discharge any and all such costs, expenses, duties, taxes and fees.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

6.3	Buyer hereby assumes and accepts all liabilities related to the Assets which arise after the Transfer Date. With effect from the Transfer Date, Buyer shall assume responsibility and indemnify the Seller for any Demands in relation to the Assets, provided that such indemnity shall not apply to the extent that such Demand arises out of the Seller’s breach of this Agreement, negligence, wilful misconduct or fraud. In particular, the Buyer shall indemnify the Seller and its Affiliates against all liabilities, costs, expenses, damages and losses (including any direct losses and all interest, penalties and legal costs (calculated on a full indemnity basis)) and all other professional costs and expenses suffered or incurred by the Seller and/or its Affiliates arising out of or in connection with any product liability claim or any other third party claim relating to the Product ("a Product Claim”) manufactured, sold, disposed of, supplied or put into use by or on behalf of the Buyer, its Affiliates, licensees and subcontractors. The Seller and its Affiliates shall (i) notify the Buyer of any such Product Claim without delay after becoming aware of it, (ii) not make any admissions with respect to the Product Claim without the Buyer’s prior written consent, and (iii) assist the Buyer and provide access to documents, records and personnel as reasonably requested by the Buyer with respect to the defense and settlement of such Product Claim.

6.4	From and after the Transfer Date, in case of any litigation, hearing, regulatory proceeding, audit or investigation against the Seller and relating to the Product, Buyer agrees that it shall make available to the Seller, during normal business hours but without unreasonably disrupting its business, all records and information as to the Product held by it and reasonably necessary to permit or facilitate Seller the defense or investigation of such matters.

6.5	Buyer agrees that the Seller shall not be liable or have any further obligation to the Buyer in the event that a Regulatory Authority in the Territory refuses to transfer one or more of the Product Rights from the Seller to the Buyer for any reason.

6.6	If Seller’s pharmacovigilance department is in receipt of a reported adverse event concerning the Product following the Completion Date, the information will be forwaded to the Buyer. Buyer’s contact details for pharmacovigilance is as follows:

(a)	By Email to Kristen Keller kkeller@qbiomed.com cc: DCorin@qbiomed.com

(b)	By Mail if necessary to Q BioMed Inc. 366 Madison Ave, 3rd Floor, New York NY 10017

6.7	Seller shall provide the Buyer with an electronic PSUR relating to the Product from the time period of 1 June 2017 until the transfer of the last Marketing Authorisation held by Seller to Buyer.

6.8	Prior to Completion, Seller will engage with a third party vendor in order to extract relevant electronic adverse event data from the global safety database and will provide Buyer with such data within an agreed timeframe.

6.9	The Seller warrants to the Buyer that it shall retain historic adverse event reports relating to the Product in a secure environment in accordance with applicable retention periods. In the event that the Buyer requires specific adverse event reports in relation to the Product for legal or regulatory purposes, it shall notify the Seller in writing, who shall provide the relevant adverse event data within fourteen (14) Business Days following the request.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

7.	Payment Process

7.1	Within thirty (30) Business Days of the end of each calendar quarter (starting with the quarter in which the first commercial sale occurs), the Buyer shall submit to the Seller a detailed statement (the "Royalty Statement") to ****, recording the calculation of Royalties payable in respect of such quarter and in particular:

7.1.1	Product description (including the effective date of the Agreement),

7.1.2	the total revenue for the Product during the applicable quarter

7.1.3	the total Net Sales for the Product during the quarter; and

7.1.4	the calculation for the amount of Royalties payable to the Seller in respect of the Product for the applicable quarter.

7.2	Following the Seller's receipt of each Royalty Statement, the Seller shall submit to the Buyer an invoice in U.S. Dollars for the Royalties payable in respect of the relevant quarter. The Seller will also submit an invoice for the Milestone Payment when the milestone is reached. The remittance of Royalties payable on sales outside the United States shall be payable in U.S. Dollars (USD) and the official rate of exchange to be used in computing the amount of currency equivalent to USD shall be that quoted by Wall Street Journal. The prevailing rate to be used will be the rate on the last business day of the last month of the royalty period in which the sales occurred.

7.3	Royalties shall be payable by Buyer to Seller whether or not payment in full has been received for the Product from Buyer’s customers, subcontractors or sub-licensees.

7.4	With the exception of the Purchase Price, the Buyer shall pay all amounts payable pursuant to this Agreement within thirty (30) days of the date on the relevant invoice into the Seller's bank account (as detailed on the relevant invoice or as otherwise notified to the Buyer from time to time).

7.5	All payments due and payable by Buyer to Seller under this Agreement are exclusive of any VAT, business tax, or stamp duty including any surcharges on any indirect taxes due. In the event that any VAT, business tax or stamp duty, including any surcharges on any indirect taxes due, are properly due under any applicable law, regulation or otherwise, this shall be charged by Seller in addition to any other payments due under this Agreement and shall be borne and will be payable by Buyer on receipt of a valid invoice issued by Seller, unless the Buyer provides Seller with valid exemption documentation allowing Seller not to charge the relevant indirect taxes.

7.6	All payments due and payable by Buyer to Seller under this Agreement shall be made in full, free and clear of all deductions (including but not limited to withholding taxes), except to the extent that Buyer is required by law to deduct any such taxes, subject to any applicable exemption entitlement under any double taxation or similar agreement. The parties shall, if applicable, cooperate with each other to make all necessary applications under the terms of any relevant double taxation agreements or other law to ensure that any withholding or similar taxes are exempted or reduced to the extent possible. Any such taxes that remain payable on the payments due from the Buyer to Seller shall be paid by Buyer when due and Buyer shall deliver to Seller, within thirty (30) days after the end of the month in which the payment is made, evidence satisfactory to Seller (including all relevant tax receipts) that the payment has been duly remitted to the appropriate competent authority.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

7.7	Upon reasonable advance written notice from the Seller, the Buyer shall (on an annual basis) provide access to its relevant books and records (including, without limitation, sales records) to an independent external professional auditor appointed by the Buyer, and subject to all required confidentiality obligations, to verify the Buyer’s compliance with the terms of this Agreement. If such audit reveals a violation by the Buyer of the terms of this Agreement, the Buyer will immediately and at its sole cost and expense, take all requisite actions to remedy such violation. If any audit reveals an underpayment of Royalties in excess of five percent (5%) during the period being audited, the Buyer shall pay within thirty (30) Business Days of the audit results (a) the full costs of such audit plus (b) interest on such Royalties at the rate of two percent (2%) above the prime rate of interest most recently reported by The Wall Street Journal from the date such Royalties were originally payable hereunder.

8.	Termination

8.1	This Agreement may not be terminated at any time on or after the Completion Date, save as explicitly described in this Agreement.

8.2	Each Party may terminate this Agreement in the event the other Party has (i) breached any warranty under this Agreement, or (ii) committed any other material breach of this Agreement, and the breach has not been cured for a period of thirty (30) days after the notice of breach.

8.3	The termination of this Agreement shall not eliminate any liability arising out of conduct prior to the actual date of termination, and each Party may, following such termination, pursue such remedies as may be available with respect to such liabilities.

8.4	The termination of this Agreement shall not affect:

8.4.1	any provisions of this Agreement which by their terms should survive such termination, in particular this clause and clauses 1 (Definitions), 5 (Warranties), 10 (Confidentiality) and 11 (General).

8.4.2	any obligations under this Agreement which accrued prior to such termination or serve to eliminate liability arising out of conduct, events or circumstances accrued prior to such termination or expiration.

9.	Notices

9.1	Except as expressly provided otherwise in this Agreement, any notice given by one Party to the other Party under this Agreement must be in writing and may be delivered personally, by pre-paid first class post (but only if sent from and to an address within the same country) or airmail and will be deemed to have been given:

(a)	if delivered personally, at the time of delivery;

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

(b)	if delivered by pre-paid first class post (from and to an address within the same country), two Business Days after the date of posting; or

(c)	if delivered by airmail, five Business Days after the date of posting,

provided that, in each case, if deemed receipt occurs before 9:00am on a Business Day the notice shall be deemed to have been received at 9:00am on that day, and if deemed receipt occurs after 4:30pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9:00am on the next Business Day.

9.2	For the avoidance of doubt, notices shall not be validly given by email.

9.3	Notices shall be delivered or sent to the addresses of the Parties as set out below or to any other address notified in writing by one Party to the others for the purpose of receiving notices after the date of this Agreement:

To the Seller	To the Buyer
Legal Counsel, Pharmaceutical Diagnostics Pollards Wood, Nightingales Ln, Chalfont Saint Giles Amersham HP8 4SP UK	Q BioMed Inc. 366 Madison Avenue – 3rd Floor New York, NY 10017 Attention: Denis Corin
with a copy to Head of Licensing 100 Results Way Marlborough, MA 01752 USA	with a copy to: Ortoli Rosenstadt LLP 366 Madison Ave – 3rd Floor New York, NY 1007 Attention: William S. Rosenstadt

10.	Confidentiality And Publicity

10.1	Neither Party (the "Receiving Party") shall disclose to any third party, and/or use for any purpose other than to perform its obligations under this Agreement, any Information (as defined in clause 10.2) of the other Party ("Disclosing Party"), without the prior written consent of the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party's Information to such of its employees, and employees of its Affiliates and sub-contractors who need to know the same to carry out such purpose and who are bound by obligations no less strict than those set out herein.

10.2	The Receiving Party undertakes to treat all information and materials, including without limitation scientific, technical, commercial and/or other information, data, documents, results, regulatory, or legally sensitive information, practices, procedures, software and other business information including, but not limited to specifications, compounds, ingredients, formulae, recipes, samples, reports, methods, strategies, plans, documents, drawings, machines, tools, models, inventions, patent disclosures, materials received from the Disclosing Party and owned or belonging to the Disclosing Party or disclosed by it under a right of disclosure from a third party (hereinafter "Information") as confidential in accordance with clause 10.1 except for Information which the Receiving Party is able to demonstrate:

(a)	was already rightfully in the possession of the Receiving Party at the time it was acquired from the Disclosing Party as evidenced by the Receiving Party's written records;

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

(b)	is already generally available to the public, or subsequently becomes so available without default on the part of the Receiving Party;

(c)	is received by the Receiving Party from a third party who did not acquire it directly or indirectly from the Disclosing Party in confidence;

(d)	is developed by the Receiving Party, independently from and without access to the Information disclosed as evidenced by the Receiving Party's written records.

10.3	Neither Party will use, nor authorize others to use, the name, symbols, or marks of the other Party in any advertising or publicity material or make any form of representation or statement to a third party with regard to this Agreement without that other Party's prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

10.4	Buyer will not disclose (including, but not limited to, issuing any press release or announcement), the existence or terms of this Agreement without first obtaining Seller’s prior written consent on a case-by-case basis.

10.5	If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this clause 10, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this clause 10, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information. Each Party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of Information of either party included in any such disclosure. Such disclosures may include Information that is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations. As a result, the Buyer agrees to the Form 8-K found attached hereto as Schedule 6.

10.6	The confidentiality obligations of this clause 10 shall survive termination of this Agreement for a period of ten (10) years.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

11.	General

11.1	Except as expressly set out in this Agreement, each Party shall bear its own costs and expenses incurred in relation to the negotiation, preparation, execution and implementation of this Agreement and all other documents to be completed in accordance with its provisions.

11.2	The rights and remedies provided by this Agreement may be waived only in writing and specifically, and any failure to exercise or any delay in exercising a right or remedy shall not constitute a waiver of that right or remedy or of any other rights or remedies. A waiver of any breach of any of the terms of this Agreement or of a default under this Agreement shall not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement.

11.3	The rights and remedies provided by this Agreement are cumulative and (unless otherwise provided in this Agreement) are not exclusive of any rights or remedies provided at law or in equity.

11.4	Nothing in this Agreement is intended to create a partnership, joint venture or legal relationship of any kind between the Parties that would impose liability upon one Party for the act or failure to act of the other Party (except as expressly set out in this Agreement), or to authorise one Party to act as agent for the other. Except where otherwise expressly provided in this Agreement, neither Party shall have authority to make representations, act in the name or on behalf of, or otherwise to bind the other Party.

11.5	A person who is not party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

11.6	If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

11.7	If any provision of this Agreement is so found to be invalid or unenforceable but would cease to be invalid or unenforceable if some part of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid and enforceable.

11.8	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

11.9	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same agreement.

11.10	This Agreement sets out the entire agreement and understanding between the Parties in respect of its subject matter and supersedes any previous agreement, warranty, statement, representation (including any negligent representation but excluding any fraudulent misrepresentation), understanding, or undertaking (in each case whether written or oral) given or made before the date of this Agreement by, or on behalf of, the Parties and relating to its subject matter.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

11.11	Each Party confirms that it has not relied upon, and shall have no remedy in respect of, any agreement, warranty, statement, representation (including any negligent representation but excluding any fraudulent misrepresentation), understanding or undertaking made by any other Party with respect to the subject matter of this Agreement unless that agreement, warranty, statement, representation, understanding or undertaking is expressly set out in this Agreement.

11.12	Each Party shall, as and when requested by the other Party and without charge, do all acts and execute all documents as may be reasonably necessary or reasonably desirable to give full effect to the provisions of this Agreement.

12.	DISPUTE RESOLUTION

12.1	The Parties shall attempt in good faith to negotiate a settlement to any dispute between them arising out of or in connection with this Agreement.

12.2	If the dispute cannot be resolved by the Parties, either party may refer the dispute to mediation by a neutral advisor or mediator (the “Mediator”) who shall be accredited by the Centre for Dispute Resolution (“CEDR”) or otherwise appropriately qualified by giving notice (a “Mediation Notice”) to the other Party.

12.3	The procedure for mediation and the consequential provisions relating to mediation are as follows:

12.3.1	If any dispute arises in connection with this Agreement, and either Party gives a Mediation Notice to the other Party, the Parties will attempt to settle it by mediation in good faith in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure and the mediation will start, unless otherwise agreed between the Parties, within 28 days of one Party issuing a Mediation Notice to the other.

12.3.2	Unless otherwise agreed between the parties, the mediator will be nominated by CEDR. The mediation will take place in London and the language of the mediation will be English.

12.3.3	The Mediation Agreement referred to in the Model Mediation Procedure shall be governed by, and construed and take effect in accordance with, the substantive law of England and Wales (without reference to any rules of conflict of laws).

12.3.4	If the dispute is not settled by mediation within 28 days of commencement of the mediation or within such further period as the parties may agree in writing, then any dispute may be referred to the courts in accordance with clause 13.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

13	Law and Jurisdiction

This Agreement and any matter arising from or in connection with it (including any non-contractual obligation) shall be governed by and construed in accordance with the laws of England and Wales, without reference to any rules of conflict of laws.

This Agreement may be executed electronically by email and in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

IN WITNESS whereof the Parties have executed this Agreement the day and year first above written.

Signed for and on behalf of GE HEALTHCARE LIMITED
By …/s/ Kevin O’Neill…………………………………………..
Name …Kevin O’Neill…………………………………………..
Title …Director…………………………………………..
Date …23 November 2018…………………………………………..

Signed for and on behalf of Q BIOMED, INC
By …/s/ Denis Corin…………………………………………..
Name …Denis Corin…………………………………………..
Title …Chief Executive Officer…………………………………………..
Date …November 23, 2018…………………………………………..

[Signature Page to Asset Sale Agreement]

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Schedule 1 – Product Rights

Country	Marketing Authorisation (MA) Holder	MA Number
Australia	GE Healthcare Pty Ltd	42958
Bulgaria	GE Healthcare Ltd	20060652
Canada	GE Healthcare Canada Inc.	101469-A
China	GE Healthcare Ltd	H20140617
Colombia	GE Healthcare Ltd	2009 M-013079-R1
Cyprus	GE Healthcare Ltd	S00438
Czech Republic	GE Healthcare Ltd	88/028/93-C
France	GE Healthcare SAS	55801-20
Germany	GE Healthcare Buchler GmbH & Co. KG, Braunschweig	29574.00.00
Greece	GE Healthcare AE	42480/20-11-16
Hungary	GE Healthcare Ltd	OGYI-T-9495/01
Israel	GE Healthcare Ltd	100-18-28395-00
Italy	GE Healthcare S.r.l.	28109015
Japan	GE Healthcare Ltd	21900AMG0003000
Netherlands	GE HEALTHCARE BV	RVG 16074
Norway	GE Healthcare Ltd	MTnr 8358
Panama	GE Healthcare Ltd	81195
Romania	GE Healthcare Ltd	8755/2016/01
Slovakia	GE Healthcare Ltd	88/0061/04-S
Spain	GE Healthcare Bio-Sciences, S.A.U	59337
United Kingdom	GE Healthcare Ltd	PL00221/0127
United States	GE Healthcare Inc	020134

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Schedule 2 – Trademarks

Trademark	Country	Registration no	Registration date	Next renewal due	Owner	Trademark status
METASTRON	Australia	515675	25-Jul-89	25-Jul-26	GE Healthcare Ltd	Registered
METASTRON	China	3071723	7-Mar-03	6-Mar-23	GE Healthcare Ltd	Registered
METASTRON	Japan	2421692	30-Jun-92	30-Jun-22	GE Healthcare Ltd	Registered
METASTRON	Colombia	208366	19-May-98	19-May-28	GE Healthcare Ltd	Registered
METASTRON	India	745864	5-Feb-97	5-Feb-27	GE Healthcare Ltd	Registered
METASTRON	Korea - Republic of (South)	383182	21-Nov-97	21-Nov-27	GE Healthcare Ltd	Registered
METASTRON	United States of America	1612635	11-Sep-90	11-Sep-20	GE Healthcare Ltd	Registered
METASTRON	Switzerland	P-375699	4-Apr-90	5-Sep-19	GE Healthcare Ltd	Registered
METASTRON	South Africa	896626	25-Jul-89	24-Jul-19	GE Healthcare Ltd	Registered
METASTRON	Brazil	817719490	7-Nov-95	7-Nov-25	GE Healthcare Ltd	Registered
METASTRON	EUTM	1974666	28-Feb-02	27-Nov-20	GE Healthcare Ltd	Registered
METASTRON	Canada	TMA377391	14-Dec-90	14-Dec-20	GE Healthcare Ltd	Registered
METASTRON	Mexico	473597	14-Sep-94	18-Jul-24	GE Healthcare Ltd	Registered
METASTRON	Israel	152305	3-Sep-02	30-Sep-18	GE Healthcare Ltd	Registered
METASTRON (CHINESE CHARACTERS)	China	6500257	28-Mar-10	27-Mar-20	GE Healthcare Ltd	Registered
METASTRON (HANGUL CHARACTERS)	Korea - Republic of (South)	383184	21-Nov-97	21-Nov-27	GE Healthcare Ltd	Registered
METASTRON (KATAKANA CHARACTERS)	Japan	4056544	12-Sep-97	12-Sep-27	GE Healthcare Ltd	Registered

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Schedule 3 – Transfer Package

As part of the sale of the Product Rights the Seller will provide the Buyer with the information as listed below:

1.	Core dossier provided electronically and summary of local variants

2.	Historic electronic PSUR’s. For the avoidance of doubt this does not include paper copies of PSUR’s or adverse event data extracted from the global safety database, which will be handled in accordance with clauses 6.8 and 6.9

3.	Current registered Product information e.g SmPC, Labels & Leaflets as registered in each market in electronic format

4.	Documentation confirming Marketing Authorisations are in force for each of the markets listed in schedule 1

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Schedule 4 – Bill of Sale and Assignment Agreement

This Bill of Sale and Assignment Agreement (this “Agreement”), dated as of 23/11/18, is entered into by and among GE HEALTHCARE LIMITED (“Seller”) and Q BIOMED, INC. (“Buyer”). Seller and Buyer are each individually referred to herein as a “Party” hereto, and are collectively referred to as the “Parties” herein.

WHEREAS, the Parties have entered into that certain Asset Sale Agreement, dated as of                      (the “ASA”); and

WHEREAS, pursuant to the ASA, Seller has agreed to sell Product Rights and Transfer Package ("Purchased Assets") to the Buyer;

NOW THEREFORE, for good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the ASA.

2.       Conveyance and Assignment. The Seller and its respective Affiliates do hereby sell, convey, transfer, assign and deliver to the Buyer all of the Seller’s and its respective Affiliates' right, title and interest in and to the Purchased Assets, along with the original instruments, if any, representing, evidencing or constituting such Purchased Assets in accordance with, and subject to the terms and conditions of, the ASA, to have and to hold the same unto the Buyer, its successors and assigns, forever.

3.       Acknowledgment. The Buyer hereby acknowledges Buyer’s receipt of such right, title and interest in and to the Purchased Assets, along with the original instruments, if any, representing, evidencing or constituting such Purchased Assets, in accordance with, and subject to the terms and conditions of, the ASA.

4.       Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

5.       Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) and the rights and obligations of the Parties hereunder shall be governed by and construed and enforced in accordance with the laws of England and Wales, without regard to the conflict of laws principles thereof.

6.       Conflicts with ASA. Nothing contained herein shall in any way be construed to supersede, modify, replace, amend or affect the provisions of the ASA, including, without limitation, the warranties, covenants, agreements, conditions or representations set forth therein, or to defeat, impair, limit, expand or enlarge in any way the rights, claims or remedies of either Party under the ASA, including, without limitation, the Parties’ respective indemnification obligations thereunder. This Agreement is intended only to affect the purchase of the Purchased Assets pursuant to the ASA and shall be governed entirely in accordance with the terms and conditions of the ASA. In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions set forth in the APA, or the interpretation and application thereof, the terms and conditions set forth in the ASA shall prevail, govern and control in all respects.

7.       Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or the remainder of this Agreement.

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

8.       Counterparts. This Agreement may be executed electronically by email and in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

[Signature Page Follows]

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Signed for and on behalf of GE HEALTHCARE LIMITED
By …/s/ Kevin O’Neill…………………………………………..
Name …Kevin O’Neill…………………………………………..
Title …Director…………………………………………..
Date …23 November 2018…………………………………………..

Signed for and on behalf of Q BIOMED, INC
By …/s/ Denis Corin…………………………………………..
Name …Denis Corin…………………………………………..
Title …Chief Executive Officer…………………………………………..

[Signature Page to Bill of Sale and Assignment Agreement]

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Schedule 5 – Assignment of Trademarks

THIS ASSIGNMENT OF TRADEMARKS (this “Assignment”) dated as of                         by GE HEALTHCARE LIMITED (“Assignor”) to Q BIOMED INC. (“Assignee”). Each of Assignor and Assignee are at times referred to each as a “Party” and, collectively, as the “Parties”. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the ASA.

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of

(the “ASA”);

WHEREAS, Assignor owns the Trademarks set forth in Schedule 2 attached hereto;

WHEREAS, Assignor desires to assign all rights, title, and interests in and to the Trademarks to Assignee; and

WHEREAS, Assignee desires to accept such Assignment of Trademarks.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby sell, assign, transfer, set over, and deliver to Assignee all rights, title and interest in and to the Trademarks, including any and all claims,whether presently known, unknown, accrued or to accrue, arising out of or relating to the use or ownership of Trademarks, but not limited to, the applications and registrations shown in Schedule 2 in respect of all goods and services covered by the specifications thereof, whether registered or unregistered, including trade dress, trademark get-ups, logos, designs and labels, together with the associated goodwill and all common law and related rights thereto, as well as all rights to sue for infringement (including past infringement) in all jurisdictions of the world where Assignor has rights.

FURTHERMORE, Assignee shall at its own expense, execute and deliver such further instruments including, without limitation, further instruments of assignment and take such further actions as Assignee may reasonably require in order to register this Assignment and the change of ownership of the Trademarks with the appropriate registries to demonstrate Assignee’s title to the Trademarks. Assignor agrees to provide, at Assignee’s expense, assistance reasonably requested by Assignee to fulfill the purposes of this Assignment. This Assignment shall be binding upon the successors and assigns of Assignor and Assignee. This Assignment (including any claim or controversy arising out of or relating to this Assignment) and the rights and obligations of the Parties hereunder shall be governed by and construed and enforced in accordance with the laws of England and Wales, without regard to the conflict of laws principles thereof. This Assignment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Signed for and on behalf of GE HEALTHCARE LIMITED
By …/s/ Kevin O’Neill…………………………………………..
Name …Kevin O’Neill…………………………………………..
Title …Director…………………………………………..
Date …23 November 2018…………………………………………..

Signed for and on behalf of Q BIOMED, INC
By …/s/ Denis Corin…………………………………………..
Name …Denis Corin…………………………………………..
Title …Chief Executive Officer…………………………………………..
Date …November 23, 2018…………………………………………..

[Signature Page to Assignment of Trademarks]

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*	Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.